Exhibit 23











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-43311, 33-49646 and 33-54104) and on Form S-8
(Nos.  33-32439,  2-80883,  33-52069,   333-58248,   333-40536,   333-37210  and
333-104279) of Old Republic International Corporation of our report dated February 28, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10K.


                                             /s/ PricewaterhouseCoopers LLP

Chicago, IL
March 1, 2006